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                                                                     EXHIBIT 3.1



                                   RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                              CONSOL ENERGY INC.
           Under Section 245 of the Delaware General Corporation Law

                                   * * * * *

          CONSOL Energy Inc. (hereinafter called the "Company") filed its original Certificate of Incorporation with the Secretary of State of Delaware under the name of "Consol Inc." on October 31, 1991. An amendment to such Certificate of Incorporation was filed with the Secretary of State of Delaware on December 11, 1991, that changed the name of the Company to CONSOL Energy Inc., and further amendments to such Certificate were so filed on October 26, 1998, and November 6, 1998.

          This Restated Certificate of Incorporation has been adopted and approved by the Board of Directors and by the stockholders of the Company in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law of Delaware.

          The following Restated Certificate of Incorporation
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amends the existing Certificate of Incorporation of the Company by (i) amending
Article FOURTH to authorize the Company to issue 15,000,000 shares of preferred stock, par value $0.01 each, and to increase the authorized number of shares of the common stock of the Company from 100,000 shares to 500,000,000 shares and to reduce the par value of each such share from $1.00 per share to $0.01 per share, and (ii) inserting a new Article SEVENTH containing provisions regulating the rights and duties of the Company and officers and directors of the Company who may be officers, directors, employees or agents of Rheinbraun A.G., a German corporation that is a substantial stockholder of the Company, with respect to the allocation of corporate opportunities between the two corporations.

          Pursuant to the provisions of Section 245 of the Delaware General Corporation Law, the Company hereby certifies that:

          FIRST: The name of the corporation (hereinafter called the "Company") is CONSOL Energy Inc.

          SECOND: The registered office of the Company in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The registered agent at that address is The Corporation Trust Company.

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          THIRD:  The purpose of the Company is confined to the making, maintenance and management of its intangible investments and collection and distribution of income from such investments or from tangible property physically located outside the State of Delaware.

          FOURTH: (i) The total number of shares of stock which the Company shall have authority to issue is fifteen million (15,000,000) shares of Preferred Stock of the par value of one cent ($0.01) per share or such other par value as may be determined pursuant to Section (ii) of this Article, and five hundred million (500,000,000) shares of Common Stock of the par value of one cent ($0.01) per share.

          (ii) Shares of Preferred Stock may be issued from time to time in one or more series, as provided by the Board of Directors as permitted hereby. All shares of any one series shall be identical in all respects with all the other shares of such series, except the shares of any one series issued at different times may differ as to the dates from which dividends thereon may be cumulative.

          The Board of Directors is hereby authorized, by resolution or resolutions, to establish, out of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock, additional series of Preferred Stock. Before any shares of

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any series are issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, by resolution or resolutions, the distinguishing characteristics and the relative rights, preferences, privileges and immunities of the shares thereof, so far as not inconsistent with the provisions of this Article FOURTH. Without limiting the generality of the foregoing, the Board of Directors may fix and determine:

         (a) The designation of such series, the number of shares which shall constitute such series and the par value, if any, of such shares;

         (b) The rate of dividend, if any, payable on shares of such series;

         (c) Whether the shares of such series shall be cumulative, non-cumulative or partially cumulative as to dividends, and the dates from which any cumulative dividends are to accumulate;

          (d) Whether the shares of such series may be redeemed, and, if so, the price or prices at which and the terms and conditions on which shares of such series may be redeemed;

          (e) The amount payable upon shares of such series in the event of the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

          (f) The sinking fund provisions, if any, for the redemption of shares of such series;
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          (g) The voting rights, if any, of the shares of such series;

          (h) The terms and conditions, if any, on which shares of such series may be converted into shares of capital stock of the Company of any other class or series;

          (i) Whether the shares of such series are to be preferred over shares of capital stock of the Company of any other class or series as to dividends, or upon the voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the Company, or otherwise; and

          (j) Any other characteristics, preferences, limitations, rights, privileges, immunities or terms not inconsistent with the provisions of this Article FOURTH.

          (iii) At the time this amendment becomes effective, each share of Common Stock, par value one dollar ($1.00), issued and outstanding at such time shall be, and hereby is, changed and reclassified into 1088.0671 fully paid and non-assessable shares of Common Stock, par value one cent ($0.01) each, as herein authorized. Each outstanding stock certificate of this Company which, immediately prior to the time this amendment becomes effective, represented one or more shares of Common Stock, $1.00 par value, ("Old Certificate") shall thereafter represent the same number of shares of Common Stock $0.01 par value, and this Company shall issue and deliver to each holder of Common Stock of this Company a new stock certificate representing such number of

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additional shares of Common Stock, $0.01 par value, as shall equal the difference between the number of shares represented by such Old Certificate and said number multiplied by 1088.0671 (omitting fractional shares).

          FIFTH: The following provisions are for the management of the business and for the conduct of the affairs of the Company and for the further creation, definition, limitation and regulation of the powers of the Company and of its directors and stockholders:

          The number of directors of the Company shall be fixed by, or in the manner provided in, the by-laws of the Company. The election of the directors need not be by written ballot unless the by-laws so provide.

          The directors of the Company may from time to time adopt, amend or repeal any of the by-laws of the Company, including by-laws adopted by the stockholders, but the stockholders may from time to time specify provisions of the by-laws that may not be amended or repealed by the directors.

          The directors of the Company shall have the power without the assent or vote of the stockholders to authorize and to cause to be executed and delivered on behalf of the Company mortgages and liens upon all or any part of the property of the Company.

          Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide.

          In addition to the powers and authorities hereinbefore or by law expressly conferred upon them, the directors of the Company are hereby empowered to exercise all such powers and to do all such acts and

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things as may be exercised or done by the Company, subject to the provisions of the General Corporation Law of the State of Delaware, of this Certificate of Incorporation, and to any by-laws of the Company; provided, however, that no by-law whether adopted by the stockholders or by the directors of the Company shall invalidate any prior act of the directors which would have been valid if such by-law had not been adopted.

          SIXTH: A director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or
(iv) for any transaction from which the director derived improper personal benefit. If the General Corporation Law of Delaware shall be amended, after approval by the shareholders of this Article, to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the full extent permitted by the General Corporation Law of Delaware, as so amended. Any repeal or modification of this Article Sixth by the shareholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

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          SEVENTH.  (i) Rheinbraun A.G., a German corporation, is a substantial stockholder of the Company. Because Rheinbraun A.G. and the Company may engage in the same or similar activities or lines of business and have an interest in the same corporate opportunities, the provisions of this Article are set forth to regulate, define, and guide the rights and duties of the Company and officers and directors of the Company who may be officers, directors, employees or agents of Rheinbraun A.G. with respect to the allocation of such corporate opportunities.

          (ii) Rheinbraun A.G. shall have the right (a) to engage in the same or similar activities or lines of business as the Company, (b) to do business with potential or actual customers or suppliers of the Company, and (c) to employ or otherwise engage or solicit for such purpose any officer, employee or director of the Company. Neither Rheinbraun A.G. nor any officers, directors, employees or agents thereof (except as provided in (iii) below) shall be liable to the Company, its stockholders, or any other person for breach of any fiduciary duty or duty of loyalty by reason of any such activities of Rheinbraun A.G. In the event that Rheinbraun A.G. acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both Rheinbraun A.G. and the Company, Rheinbraun A.G. shall not have any duty to communicate or offer such corporate opportunity to the Company and shall not be liable to the Company, its stockholders or any other

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person for breach of any fiduciary duty or duty of loyalty as a stockholder of the Company by reason of the pursuit or acquisition by Rheinbraun A.G. of such corporate opportunity for itself, the direction of such corporate opportunity to another person, or the omission to communicate information regarding such corporate opportunity to the Company.

          (iii) In the event that a director or officer of the Company who is also a director, officer, employee or agent of Rheinbraun A.G. acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company and Rheinbraun A.G., such director or officer
(a) shall be deemed to have fully satisfied and fulfilled any fiduciary or other duties of such director or officer to the Company, its stockholders, and any other person with respect to such corporate opportunity, (b) shall not be liable to the Company or its subsidiaries for breach of any fiduciary or other duties,
(c) shall be deemed to have acted in good faith and in a manner such person reasonably believes to be in and not opposed to the best interests of the Company, and (d) shall not be deemed to have breached any duty of loyalty or other duty such person may have to the Company or its stockholders or to have derived an improper benefit, if such director or officer acts in a manner consistent with the following policy: a corporate opportunity offered to any person who is a director or officer of the Company and who is also a director, officer, employee or agent

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of Rheinbraun A.G. shall belong to the Company if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Company; otherwise, such corporate opportunity shall belong to Rheinbraun A.G.

          (iv) Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Company shall be deemed to have notice of and to have consented to the provisions of this Article.

          (v) For purposes of this Article only, (a) the term "Company" shall mean the Company and all corporations, partnerships, joint ventures, associations and other entities in which the Company beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests; (b) the term "Rheinbraun A.G." shall mean Rheinbraun A.G., its parent corporation RWE A.G., and all corporations, partnerships, joint ventures, associations and other entities (other than the Company, defined in accordance with clause (a) of this paragraph) in which Rheinbraun A.G. or RWE A.G. beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests; and (c) the term "corporate opportunity" shall include, but not be limited to, business opportunities (1) which the Company is financially able to undertake, (2) which are,

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from their nature, in the line or lines of the Company's business, would be of practical advantage to it, and in which the Company has an interest or a reasonable expectancy, and (3) as to which, by embracing the opportunity, the self-interest of Rheinbraun A.G. or the officer, director, employee or agent, as the case may be, will be brought into conflict with that of the Company.

          (vi) Notwithstanding anything in this Restated Certificate of Incorporation to the contrary, (a) the foregoing provisions of this Article shall expire on the date that Rheinbraun A.G. ceases to own beneficially Common Stock representing at least 20% of the total voting power of all classes of outstanding stock of the Company and there is not any person who is a director or officer of the Company who is also a director or officer of Rheinbraun A.G.; and (b) in addition to any vote of the stockholders required by this Restated Certificate of Incorporation, until the time that Rheinbraun A.G. shall cease to own beneficially Common Stock representing at least 20% of the total voting power of all classes of outstanding stock of the Company, the affirmative vote of the holders of more than 80% of the total voting power of all classes of outstanding stock of the Company shall be required to alter, amend or repeal in a manner adverse to the interests of Rheinbraun A.G., or adopt any provision adverse to the interests of Rheinbraun A.G. and inconsistent with, any provision of this Article. Neither the alteration, amendment

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or repeal of this Article nor the adoption of any provision of this Restated
Certificate of Incorporation inconsistent with this Article shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

          IN WITNESS WHEREOF, the undersigned President - Chief Executive Officer of the Company formally acknowledges that the facts stated herein are true, and accordingly has set his hand this __ day of February, 1999.

                              CONSOL ENERGY INC.

                              ___________________________________
                              J. Brett Harvey
                              President - Chief Executive Officer

ATTEST:


____________________________
D. L. Fassio
Secretary
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